February 5, 1999

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on February 3, 1999, to be filed by our former client, WNC Housing Tax Credit Fund IV, L.P., Series 1. We agree with the statements contained therein insofar as they relate to our firm.


                                        /s/ Corbin & Wertz
                                            Irvine, California